                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                               STAGE STORES, INC.
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             (Exact name of registrant as specified in its charter)


                 Delaware                                76-0407711
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas                          77025
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(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class             Name of each exchange on which
                to be so registered             each class is to be registered
                -------------------             ------------------------------

     Common Stock, par value $.01 per share     New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

                      This document contains ______ pages.

                    The Exhibit Index is located on page 5.





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED:

                 The description of the Registrant's Common Stock set forth under the heading "Description of Capital Stock" on page 49 of the Prospectus included in the Registrant's Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-34415), filed with the Securities and Exchange Commission on September 16, 1997, is incorporated herein by reference.

                 The Registrant has filed an application to list the Common Stock on the New York Stock Exchange ("NYSE"). Upon approval of such application, the Company plans to delist the Common Stock from the NASDAQ National Market. This Form 8-A is being filed to list the Common Stock on the NYSE.





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ITEM 2.                                EXHIBITS
-------                                --------
  2.1 Report on Form 10-K for the 52 weeks ended February 1, 1997, as amended, as filed on May 20, 1997 and incorporated herein by reference.

  2.2 1997 Proxy Statement, as filed on April 16, 1997 and incorporated herein by reference.

  2.3 Registration Statement on Form S-4, as filed on May 27, 1997 and incorporated herein by reference.

  2.4 Registration Statement on Form S-4, as amended, as filed on August 8, 1997 and incorporated herein by reference.

  2.5 Registration Statement on Form S-3, as amended, as filed September 16, 1997 and incorporated herein by reference.

  2.6 Quarterly Report on Form 10-Q for the three months ended November 1, 1997, as filed on April 16, 1997 and incorporated herein by reference.

  2.7. Amended and Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.3 to Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-5855) as filed October 24, 1996.

  2.8 Amended and Restated By-laws of the Registrant. Incorporated herein by reference to Exhibit 3.4 to Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-5855) as filed October 24, 1996.

  2.9 New York Stock Exchange Listing Application, including (i) the Registrant's Annual Report on Form 10-K for the 52 weeks ended February 1, 1997, as amended, attached thereto as Exhibit A;
             (ii) the Registrant's Proxy Statement dated April 16, 1997 for the Annual Meeting of Stockholders held on May 15, 1997, attached thereto as Exhibit B; (iii) the Registrant's Registration Statement on Form S-4 dated May 27, 1997, as amended, attached thereto as Exhibit C; (iv) the Registrant's Registration Statement on Form S-4 dated August 1, 1997, as amended, attached thereto as Exhibit D; (v) the Registrant's Registration Statement on Form S-3 dated August 27, 1997, as amended, attached thereto as Exhibit E; and (vi) the Registrant's Quarterly Report on Form 10-Q for the three months ended November 1, 1997, as amended, attached thereto as Exhibit F.





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                                   SIGNATURES

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               STAGE STORES, INC.



                               By:  /s/ James Marcum
                                    ------------------------------------------
                                    James Marcum
                                    Vice Chairman and Chief Financial Officer


Date: April 14, 1998





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                                 EXHIBIT INDEX

     Exhibit No.                                 Description                                                    Page No.
     -----------                                 -----------                                                    --------
         2.1     Report on Form 10-K for the 52 weeks ended February 1, 1997, as amended, as filed on               *
                 May 20, 1997 and incorporated herein by reference.

         2.2     1997 Proxy Statement, as filed on April 16, 1997 and incorporated herein by reference.             *

         2.3     Registration Statement on Form S-4, as filed on May 27, 1997 and incorporated herein               *
                 by reference.

         2.4     Registration Statement on Form S-4, as amended, as filed on August 8, 1997 and incorporated        *
                 herein by reference.

         2.5     Registration Statement on Form S-3, as amended, as filed September 16, 1997 and                    *
                 incorporated herein by reference.

         2.6     Quarterly Report on Form 10-Q for the three months ended November 1, 1997, as filed on April       *
                 16, 1997 and incorporated herein by reference.


         2.7.    Amended and Restated Certificate of Incorporation of the Registrant.  Incorporated                 *
                 herein by reference to Exhibit 3.3 to Amendment No. 4 to Registration Statement on
                 Form S-1 (Registration No. 333-5855) as filed October 24, 1996.

         2.8     Amended and Restated By-laws of the Registrant.  Incorporated herein by reference to Exhibit       *
                 3.4 to Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-5855) as
                 filed October 24, 1996.

         2.9     New York Stock Exchange Listing Application, including (i) the  Registrant's Annual Report on      6
                 Form 10-K for the 52 weeks ended February 1, 1997, as amended, attached thereto as Exhibit A;
                 (ii) the Registrant's Proxy Statement dated April 16, 1997 for the Annual Meeting of
                 Stockholders held on May 15, 1997, attached thereto as Exhibit B; (iii) the Registrant's
                 Registration Statement on Form S-4 dated May 27, 1997, as amended, attached thereto as Exhibit
                 C; (iv) the Registrant's Registration Statement on Form S-4 dated August 1, 1997, as amended, attached thereto as Exhibit D; (v) the Registrant's Registration Statement on Form S-3 dated
                 August 27, 1997, as amended, attached thereto as Exhibit E; and (vi) the Registrant's Quarterly
                 Report on Form 10-Q for the three months ended November 1, 1997, as amended, attached thereto as Exhibit F.





_____________________
*        Previously filed.





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